FOR FFB USE ONLY:                               REA Note No.

Note Identifier:                                TENNESSEE 521-V9 DeKALB
                                                -----------------------

------------------------                        $8,623,000

Purchase Date:
                                                Date:  May 23, 1994

------------------------                        Alexandria, Tennessee


                             PROMISSORY NOTE

1.       Promise to Pay.

         FOR VALUE RECEIVED, DeKALB TELEPHONE COOPERATIVE, INC. (the "Borrower," which term includes any successors or assigns) promises to pay the FEDERAL FINANCING BANK ("FFB," which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, such amounts as may be advanced from time to time by FFB to the Borrower under this Note (each such amount being an "Advance" and more than one such amount being "Advances").

2.       Reference to FFB-REA Agreement.

         This Note is one of the Notes referred to in, is entitled to the benefits of, and is subject to the requirements of, the Note Purchase Commitment and Servicing Agreement dated as of January 1, 1992, between FFB and the Administrator of the Rural Electrification Administration ("REA") (such agreement, as it may be amended, supplemented, or restated from time to time in

                                                      NEW LOAN NOTE - page 1

accordance with its terms, being the "Agreement").

3.       Advances; Approval Notices; Last Day for Advances.

         FFB shall make Advances to the Borrower from time to time under this Note upon the delivery by REA to FFB of written notification of REA's approval of a request by the Borrower for an Advance under this Note (each such notice being an "Advance Request Approval Notice") in accordance with the Agreement; provided, however, that no Advance shall be made under this Note after June 30, 2011. The Borrower hereby agrees that (a) FFB, for its purposes, may consider any Advance Request Approval Notice delivered by REA to FFB in accordance with the terms of the Agreement to be an accurate representation of the Borrower's request for an Advance under this Note and evidence of REA's approval of that request, and (b) Advances made by FFB in accordance with any Advance Request Approval Notice delivered by REA to FFB shall be credited towards FFB's commitment to make Advances under this Note.

4.       Principal Amount of Advances; Maximum Principal Amount.

         The principal amount of each Advance shall be the amount specified in the respective Advance Request Approval Notice; provided, however, that the aggregate principal amount of Advances made under this Note shall not exceed the sum of eight million six hundred twenty-three thousand dollars ($8,623,000) (the "Maximum Principal Amount").

5.       Maturity Dates for Advances; Maturity Extensions; Early Extensions.

         Each Advance shall mature on the date specified in the respective Advance Request Approval Notice (such date being the "Maturity Date" for such Advance), which shall be the date

                                                     NEW LOAN NOTE - page 2

selected by the Borrower in accordance with the following provisions of this paragraph:

              (A) Each Maturity Date shall be a Payment Date (as defined in paragraph 7 of this Note).

              (B) No Maturity Date for any Advance shall be later than December 31, 2011 (the "Final Maturity Date").

              (C) Each Maturity Date for an Advance shall be at least 6 months from the date on which such Advance was made or the effective date of such Maturity Extension, as the case may be; except that, in the case of a Maturity Date that occurs on the third Payment Date preceding the Final Maturity Date, any extension of that Maturity Date shall be to the Final Maturity Date.

              (D) For each Advance with respect to which the Borrower selected a Maturity Date that occurs prior to the Final Maturity Date, the Borrower may, effective as of such Maturity Date, extend the Maturity Date for such Advance to a new Maturity Date (any such extension, or any subsequent extension, being a "Maturity Extension"); provided that the new Maturity Date for each Maturity Extension shall meet the criteria for Maturity Dates prescribed in subparagraphs (A),
         (B), and (C) of this paragraph 5.

              (E) For each Advance with respect to which the Borrower selected a Maturity Date that occurs prior to the Final Maturity Date, the Borrower may, prior to such Maturity Date, extend the Maturity Date for such Advance to a new Maturity Date, including the Final Maturity Date (any such extension being an "Early

                                                   NEW LOAN NOTE - page 3


         Extension"); provided that the Borrower shall (i) follow the procedures prescribed in paragraph 16 of this Note for repurchasing Advances, and (ii) pay FFB, on the effective date of such Early Extension, an amount equal to the interest accrued on such Advance through the effective date of such Early Extension and the premium, if any, that would be payable to FFB under paragraph 16 of this Note if the Borrower were to repurchase such Advance on the effective date of such Early Extension.

Each selection by the Borrower of a Maturity Date for any Advance or Maturity Extension must be approved by REA in writing, and written notification of each such Maturity Date, together with evidence of REA approval thereof, must be delivered to FFB not less than 3 Business Days (as defined in paragraph 10 of this Note) prior to the proposed date for such Advance or Maturity Extension.

6.       Computation of Interest on Advances.

         Subject to paragraph 11 of this Note, interest on each Advance shall accrue from the date on which such Advance was made to the date on which the principal amount of such Advance is due. Interest on each Advance shall be computed on the basis of (a) actual days elapsed from (but not including) the date on which such Advance was made to (and including) the date on which payment is due, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The interest rate for each Advance shall be established by FFB at the time that such Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) (12 U.S.C. Sec. 2285(b)) of the Federal Financing Bank Act of 1973, as amended (12 U.S.C. Sec. 2281 et seq.) (the "FFB Act"); provided, however, that the shortest maturity used as the

                                                    NEW LOAN NOTE - page 4

basis for any rate determination shall be the remaining maturity of the most recently auctioned 13-week United States Treasury bill. In the event of a Maturity Extension of any Advance, the interest rate for such Advance, from and after the effective date of such Maturity Extension, shall be the respective rate that is established by FFB at the time of such Maturity Extension in accordance with the principles of the preceding sentences of this paragraph 6.

7.       Payment of Interest; Payment Dates.

         Interest accrued on the outstanding principal amount of each Advance shall be due and payable on the last day of each calendar quarter (each such date being a "Payment Date"); except that, with respect to any Advance that is made in the last month of a calendar quarter, payments of accrued interest on such Advance shall begin on the second Payment Date occurring after the date on which such Advance was made.

8.       Repayment of Principal; Principal Payment Options.

         The principal amount of each Advance shall be payable in accordance with the following provisions:

              (A) Except as otherwise provided in subparagraph (F) of this paragraph 8, principal payments on each Advance shall begin on December 31, 1995 (the "First Principal Payment Date") and shall be made on each subsequent Payment Date until such Advance is repaid in full on or before the Final Maturity Date; except that, with respect to any Advance that is made after the First Principal Payment Date, principal payments shall begin on the second Payment Date occurring after the date on which such Advance was made; and except, further, that for so long as the

                                                      NEW LOAN NOTE - page 5

         Borrower has not selected a method for the repayment of principal for any of the Advances made under this Note, the First Principal Payment Date of this Note may be deferred by the mutual agreement of the Borrower, REA, and FFB; provided that a written amendment to this Note reciting the new and later First Principal Payment Date shall have been executed by the Borrower and approved by REA and delivered to FFB not less than 3 Business Days prior to the then-current First Principal Payment Date.

              (B) When the Borrower first selects a Maturity Date for an Advance that occurs on or after the First Principal Payment Date, the Borrower must also select, subject to REA approval, a method for the repayment of principal from among the following options:

                      (1)   "equal principal payments" - the
                 amount of each quarterly principal payment shall substantially equal the amount of every other quarterly principal payment;

                      (2)   "graduated principal payments"
                 -- the amount of each of the first one-
                 third (or nearest number of payments that rounds to one-third) of the total number of quarterly principal payments shall substantially equal one-half of the amount of each of the remaining quarterly principal payments;

                      (3)   "level debt service" - the
                 amount of each quarterly payment of
                 principal and interest shall substantially equal the amount of every other quarterly payment.

                                                      NEW LOAN NOTE - page 6

              (C) With respect to those Advances for which the Borrower has selected the "equal principal payments" method for the repayment of principal, the level quarterly payments of principal, along with accrued interest on the unpaid principal balance, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date. With respect to those Advances for which the Borrower has selected the "graduated principal payments" method for the repayment of principal, the graduated quarterly payments of principal, along with accrued interest on the unpaid principal balance, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date. With respect to those Advances for which the Borrower has selected the "level debt service" method for the repayment of principal, the level quarterly payments of principal and accrued interest shall be paid on each Payment Date beginning with the First Principal Payment Date (or the first Payment Date following a Maturity Extension) and ending on the Final Maturity Date.

              (D) After the Borrower has selected one of the three methods listed in subparagraph (B) above for the repayment of principal of any Advance, the resulting principal repayment schedule for that Advance may not be changed; except that the Borrower may change the method of repayment of the principal of any Advance with respect to which the Borrower has selected a Maturity Date that occurs prior to the Final Maturity Date from either the "equal principal payments" method or the "graduated principal payments" method to the "level debt service" method at the time, if ever, of a Maturity Extension of such Advance, effective on the date of such Maturity Extension. After the Borrower

                                                  NEW LOAN NOTE - page 7

         has selected the Final Maturity Date for any Advance, no changes in the resulting principal repayment schedule may be made and no Maturity Extensions may occur for such Advance.

              (E) The entire unpaid principal amount of any Advance with respect to which the Borrower has selected a Maturity Date that occurs prior to the Final Maturity Date shall be due and payable on such Maturity Date, subject to Maturity Extensions in accordance with paragraph 5 of this Note. In the event of a Maturity Extension of any Advance with respect to which the Borrower had selected a Maturity Date that occurs on or after the First Principal Payment Date but prior to the Final Maturity Date, the principal payment that is due according to the resulting principal repayment schedule shall nevertheless be due and payable on the Maturity Date, notwithstanding such Maturity Extension.

              (F) Notwithstanding which of the three methods listed in subparagraph (B) above is selected for the repayment of principal of any Advance, the aggregate of all quarterly payments on such Advance shall be such as will pay the entire principal amount of such Advance, and all interest accrued thereon, on or before the Final Maturity Date.

9.       Loan Servicing Expense Fee.

         The Borrower agrees to pay FFB an annual loan servicing expense fee, assessed by FFB pursuant to section 6(c) of the FFB Act, in the amount of one one-thousandth of one percent (0.00001) of the aggregate unpaid principal balance of all Advances made under this Note that are outstanding on December 31 of each year. The loan servicing expense fee for each year shall be due and

                                                    NEW LOAN NOTE - page 8

payable by the Borrower on the March-31 Payment Date of the immediately following year, after taking into account any payment made on such date.

10.      Business Days.

         Whenever any Payment Date or the Maturity Date for an Advance shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment that would otherwise be due on such Payment Date or Maturity Date shall be due on the first day thereafter on which both FFB and the Federal Reserve Bank of New York are open for business (any such day being a "Business Day"). In the case of a Payment Date or the Maturity Date for an Advance falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date or the Maturity Date shall (a) be taken into account in establishing the interest rate for the respective Advance, and (b) be included in computing interest in connection with such payment and excluded in connection with the next payment, if any.

11.      Late Charges.

         In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an "Overdue Amount"), the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this paragraph
11. The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 10 of this Note) to the actual date on which payment is made. The Late Charge shall be computed on the basis of (a) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 10 of this Note) to (and including) the date on which payment is made, and (b) a year of

                                                      NEW LOAN NOTE - page 9

365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills. The initial Late Charge Rate shall be in effect until either the actual date of payment or the next succeeding Payment Date, whichever occurs first. If the Overdue Amount and the amount of accrued Late Charge are not paid on or before the next succeeding Payment Date, then an amount equal to the amount of accrued Late Charge shall be added to the Overdue Amount, and the amount then payable shall be the sum of the Overdue Amount and the amount of accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of the second preceding sentence. For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of the third preceding sentence on each succeeding Payment Date and shall be applied to the Overdue Amount and all amounts of accrued Late Charge to the actual date of payment.


12.      No Modification of Times for Payment.

         Nothing in the immediately preceding paragraph shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of this Note on the dates specified in this Note.

                                                    NEW LOAN NOTE - page 10

13.     Final Due Date.

         Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Final Maturity Date shall be due and payable on the Final Maturity Date.

14.      Payment by Wire Transfer.

         For so long as FFB is the holder of this Note and REA is the loan servicing agent for FFB, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of REA) maintained at the Federal Reserve Bank of New York, or such other account as may be specified from time to time by FFB or by REA, as loan servicing agent for FFB.

15.      Application of Payments.

         Each payment made on this Note shall be applied first to the payment of any Late Charge payable under paragraph 11 of this Note, then to the payment of any premium payable under paragraph 16 of this Note, then to the payment of accrued interest, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 9 of this Note.

16.      Repurchases.

         With the consent of REA, the Borrower may elect to repurchase at any time all or any portion of the outstanding principal amount of any Advance, or to repurchase at any time this Note in its entirety, in the manner, at the price, and subject to the limitation as next described:

                                                   NEW LOAN NOTE - page 11

              (A) The Borrower shall deliver to FFB written notification of such repurchase election not less than 5 Business Days prior to the proposed date of repurchase and, if less than the total outstanding principal amount of an Advance is to be repurchased, the Borrower shall specify in such notification the amount that is proposed to be repurchased (any such amount being a "Portion").

              (B) In the event that the Borrower elects to repurchase the entire outstanding principal amount of any Advance, the Borrower shall pay to FFB a price for such Advance (and all accrued interest thereon) that would, if such Advance were purchased and held to its maturity, produce a yield to the purchaser for the period from the date of purchase to the maturity of such Advance substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to that of such Advance. In the event that the Borrower elects to repurchase a Portion, the Borrower shall pay to FFB a price for such Portion that would equal such Portion's pro rata share of the price for a repurchase of the entire Advance calculated in accordance with the principles of the preceding sentence. In the event that the Borrower elects to repurchase this Note in its entirety, the Borrower shall pay to FFB a price for this Note that would equal the aggregate amount of repurchase prices for all outstanding Advances calculated in accordance with the principles of the first sentence of this subparagraph. Such repurchase price shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed repurchase, using standard calculation

                                                 NEW LOAN NOTE - page 12

         methods of the United States Department of the Treasury.

              (C) In the event that the Borrower elects to repurchase a Portion of an Advance having a Maturity Date occurring after the First Principal Payment Date, the repurchase price paid shall be applied, first, to interest accrued on the Portion to the date of repurchase and, then, to principal installments in the inverse order of maturity. Following the repurchase of a Portion, subsequent payments of principal shall continue to be made in accordance with the payment schedule resulting from the method for the repayment of principal selected under subparagraph 8 (B) above until the entire principal amount of the Advance, and all accrued interest thereon, is paid; except that, with respect to Advances for which the Borrower has selected the "level debt service" method under subparagraph 8 (B) above, payments shall continue to be made at the level debt service amount prescribed in the original principal repayment schedule, and such payments shall be allocated by FFB between outstanding principal and accrued interest, as appropriate, until the entire principal amount of such Advance, and all interest accrued thereon, is paid.

              (D) Any repurchase of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

17.      Amendments to Note.

         To the extent not inconsistent with applicable law, this Note, for so long as FFB or its agent is the holder thereof, shall be subject to modification by such amendments, extensions,

                                                      NEW LOAN NOTE - page 13


and renewals as may be agreed upon from time to time by FFB and the Borrower, with the approval of REA.


18.      Certain Waivers.

         The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.


19.      Effective Until Paid.

         This Note shall continue in full force and effect until all principal outstanding hereunder, all interest accrued hereunder, all Late Charges payable under paragraph 11 of this Note, if any, all premiums payable under paragraph 16 of this Note, if any, and all fees payable under paragraph 9 of this Note, if any, have been paid in full.


20.      REA Guarantee of Note; REA as "Holder" of Note for Purposes of REA
Mortgage.

         Upon execution of the guarantee set forth below (the "Guarantee"), the payment by the Borrower of all amounts due and payable under this Note, when and as due, shall be guaranteed by REA pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. Sec. 901 et seq.). In consideration of such Guarantee, the Borrower promises to REA to make all payments due under this Note when and as due. For purposes of the mortgage of the Borrower's system to REA (the "Mortgage"), REA shall be considered to be, and shall have the rights of, the holder of this Note, and this Note shall be secured to REA by the Mortgage and such supplements or amendments thereto as REA may require.

                                                      NEW LOAN NOTE - page 14

 21.     Guarantee Payments Made by REA.

         Payment made by REA in accordance with the Guarantee of any amount due and payable under this Note, when and as due, shall be deemed to be a payment hereunder. REA shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment in accordance with the Guarantee.

22.      Acceleration.

         In case of a default by the Borrower under this Note or a default under the Mortgage, then, in consideration of the obligation of REA under the Guarantee, in that event, to make payments to FFB as provided in this Note, the entire unpaid principal amount of this Note, and all interest thereon, may be declared by REA, and upon such declaration shall become, due and payable to REA, in the manner and with the effect provided in the Mortgage.

                                                    NEW LOAN NOTE - page 15

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                      DeKALB TELEPHONE COOPERATIVE, INC.
                                      ----------------------------------

                                      BY:

                                        Signature: /s/ Royce Martin
                                                   --------------------
                                        Print Name: ROYCE MARTIN
                                                    -------------------

                                        Title:      President


                                      ATTEST:

                                         Signature: /s/ Charles D.Vinson
                                                     --------------------
                       (SEAL)

                                         Print Name: CHARLES DWIGHT VINSON
                                                     ---------------------

                                         Title:      Secretary


                                                    NEW LOAN NOTE - page 16

                               REA GUARANTEE

         The United States of America, acting through the Administrator of the Rural Electrification Administration ("REA"), hereby guarantees to the Federal Financing Bank, its successors and assigns ("FFB"), all payments of principal, interest, premium (if any), and late charges (if any), when and as due in accordance with the terms of the note dated _______________________, made by DeKalb Telephone Cooperative, Inc. (the "Borrower") payable to FFB, to which this Guarantee is attached (such note being the "Note"), with interest on the principal until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by REA of any sums or property from its enforcement of its remedies for the Borrower's default.

         This Guarantee is issued pursuant to section 306 of the Rural Electrification Act of 1936, as amended (7 U.S.C. Sec. 936), section 6 of the Federal Financing Bank of 1973 (12 U.S.C. Sec. 2285), and the Note Purchase Commitment and Servicing Agreement dated as of January 1, 1992, between FFB and REA, as amended.


                                     UNITED STATES OF AMERICA

                                     By:    ______________________________

                                     Name:  ______________________________

                                     Title: Administrator of the Rural
                                            Electrification Administration

                                     Date:  ______________________________